UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2007
Idera Pharmaceuticals, Inc.
(Exact name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street, Cambridge, Massachusetts	02139

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Financial Officer
     On November 14, 2007, Idera Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the appointment of Louis J. Arcudi, III as Chief Financial Officer. Mr. Arcudi will join the Company on December 3, 2007.
     Mr. Arcudi, age 47, comes to the Company from Peptimmune, Inc., a biotechnology company, where he served as Vice President of Finance and Administration and Treasurer since September 2003. From September 2000 to May 2003, Mr. Arcudi was Senior Director of Finance and Administration at Genzyme Molecular Oncology Corporation, a division of Genzyme Corporation, a biotechnology company. From 1998 until 2000, Mr. Arcudi was Director of Finance Business Planning and Operations International at Genzyme Corporation. Prior to joining Genzyme Corporation, Mr. Arcudi held various finance positions at Cognex Corporation, a supplier of machine vision systems, Millipore Corporation, a provider of technologies, tools, and services for bioscience research and biopharmaceutical manufacturing, and General Motors Corporation, an automobile manufacturer. Mr. Arcudi holds a Bachelor of Science from the University of Southern New Hampshire and a Master of Business Administration from Bryant College.
     In connection with his joining the Company, Mr. Arcudi and the Company entered into an employment letter dated November 8, 2007. Under the terms of the employment letter, Mr. Arcudi is entitled to receive:
•	an annual base salary of $230,000 per year;

•	an annual bonus (other than for the year ending December 31, 2007) based on the achievement of both individual and Company performance objectives as developed and determined by the Company and subject to the approval of the Board of Directors of the Company. For the year ending December 31, 2008, Mr. Arcudi will be eligible for an annual bonus equal to between 20% and 30% of his base salary as of the end of such year;

•	a signing bonus of $50,000 payable in two installments of $25,000 on each of January 31, 2008 and May 30, 2008 subject to his continued employment with the Company; and

•	upon commencement of his employment, a stock option to purchase 80,000 shares of the Company’s common stock under the Company’s 2005 Stock Incentive Plan, which option will have an exercise price per share equal to the fair market value of the Company’s common stock on the employment commencement date, will vest over three years with the first installment vesting on the first anniversary of the date of grant and the balance of the shares vesting quarterly over the remaining two years, and will automatically vest with respect to the first installment in the event of a change of control of the Company occurring prior to December 3, 2008.
     If the Company terminates Mr. Arcudi’s employment without cause, Mr. Arcudi will be entitled to three months severance and benefits continuation and to receive his signing bonus on the agreed upon dates to the extent not then paid.
Departure of Interim Chief Financial Officer
     In connection with the commencement of Mr. Arcudi’s employment with the Company, Donna A. Lopolito will cease her engagement as interim chief financial officer of the Company effective December 3, 2007. Since August 1, 2007, Ms. Lopolito has been providing services to the Company as part-time interim chief financial officer under a letter agreement dated July 19, 2007 between the Company and AccountAbility Outsourcing, Inc., an accounting outsourcing firm.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDERA PHARMACEUTICALS, INC.
Date: November 14, 2007	By:	/s/ Sudhir Agrawal
Sudhir Agrawal
Chief Executive Officer